UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2011

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On January 1, 2011, Old National Bancorp ("Old National" or the "Company") acquired 100% of Monroe Bancorp ("Monroe") in an all stock transaction. As previously disclosed, the acquired assets and liabilities of Monroe will be marked to fair value. Upon receipt of final valuation reports and appraisals, it appears that the fair value marks on the loan portfolio and other real estate owned ("OREO") are larger than originally anticipated, contributing to greater goodwill associated with the transaction than originally expected. The reason for the larger fair value marks on the loan portfolio and OREO is due to larger impairment on non-performing loans and OREO than the Company estimated when its management team discussed the acquisition with investors on October 6, 2010 during its public conference call relating to the announcement of the Monroe transaction.

In the October 6, 2010 presentation to investors, the estimate of the loan fair value mark was $46.6 million and the OREO fair value mark was estimated at $1.1 million. Old National now expects a fair value mark on the loan portfolio acquired through the Monroe acquisition to be approximately $64.4 million and a fair value mark of approximately $8.1 million related to OREO. The impairment of the non-performing loans acquired was higher than that originally modeled primarily as a result of lower collateral liquidation values and a change in our disposition strategy impacting the underlying cash flow assumptions. We believe our valuation approach is conservative and appropriate. Strengthening of the real estate market or improvement in the economy in general might result in revised cash flow expectations. The financial impact of improved cash flow expectations would result in a higher yield recognized prospectively. Should our cash flow expectations deteriorate, the financial impact is recorded as provision expense in the current period. OREO values were lower due to continued weakening of the underlying cash flows of the properties and continued weakness in the underlying property values.

The Company anticipates recording goodwill associated with the Monroe transaction of approximately $68.4 million as a result of the fair value mark on all of the acquired assets and liabilities. In addition, the Company acquired core deposit intangibles and trust customer relationship intangibles of $8.2 million and $2.3 million, respectively, which will be amortized on an accelerated method over 10 to 12 years.

Acquisition and integration costs are expected to be approximately $3.5 million in the first quarter of 2011 and we currently anticipate an additional $4 to $5 million in the second quarter of the year.

Item 8.01 Other Events.

On April 11, 2011, Old National Bancorp’s wholly owned trust subsidiary, American National Trust and Investment Management Company d/b/a Old National Trust Company ("ONTC"), announced that it entered into an Agreement and Plan of Merger (the "Agreement") with Integra Bank, National Association ("Integra") pursuant to which ONTC will acquire the trust business of Integra, which currently has approximately $386.8 million assets under management.

Pursuant to the terms of the Agreement, Integra will form an interim national bank subsidiary ("Integra Interim Subsidiary") that will become a party to the Agreement. Immediately prior to the closing, Integra shall cause its trust business to be transferred to the Integra Interim Subsidiary, free and clear of all liabilities. At closing, ONTC and Integra shall cause the Integra Interim Subsidiary to be merged into ONTC (the "Transaction"), with ONTC to be the surviving entity.

In consideration for all of the shares of the Integra Interim Subsidiary, ONTC will pay Integra $1.25 million in the all cash transaction. Old National anticipates one time charges from the Transaction to be approximately $450,000 to $550,000 and that the Transaction will be accretive by less than $0.01 per share, excluding one-time charges. Subject to regulatory approval and the satisfaction of closing conditions, the parties anticipate the Transaction to be complete by the end of the second quarter.

Attached hereto as Exhibit 99.1 is a press release issued by Old National announcing the planned purchase of Integra’s trust business, which is incorporated herein by reference pursuant to General Instruction F to Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No./Description
99.1 - Press Release Issued by Old National Bancorp dated April 11, 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events and developments concerning Old National. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this Current Report other than historical facts constitute forward-looking statements.

Forward-looking statements involve certain risks and uncertainties. The ability of either Old National to predict results or actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Because these forward-looking statements are subject to assumptions and uncertainties, the developments and future events concerning Old National set forth in this Current Report may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Current Report.

All written and oral forward-looking statements concerning the merger or other matters addressed in this Current Report and attributable to Old National or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Old National undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

April 12, 2011	By:	Christopher A. Wolking

Name: Christopher A. Wolking
Title: Senior Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued by Old National Bancorp dated April 11, 2011.